UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2015

NATHAN’S FAMOUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35962	11-3166443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 338-8500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 13, 2015, Nathan’s Famous, Inc. (the “Company”) issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that it has amended its previously announced modified Dutch Auction tender offer to increase the price range at which it will purchase for cash up to 500,000 shares of its common stock, $0.01 par value, to a price per share of not less than $41.00 nor greater than $44.00.  Previously, the price range of the tender offer was from $33.00 to $36.00 per share.  The Company also extended the expiration date of the tender offer to 5:00 p.m., Eastern Standard Time, on Wednesday, December 2, 2015, which will be the final extension of the tender offer.  The tender offer was previously scheduled to expire at 5:00 p.m., Eastern Time, on November 16, 2015 and originally scheduled to expire at 12:00 Midnight, Eastern Time, on October 16, 2015.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated November 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 13, 2015	NATHAN’S FAMOUS, INC.

	By:	/s/ Eric Gatoff
		Name:	Eric Gatoff
		Title:	Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 13, 2015.